As filed with the Securities and Exchange Commission on June 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2391852 (I.R.S. Employer Identification No.)
30 E D Preate Drive Moosic, Pennsylvania (Address of Principal Executive Offices)	18507 (Zip Code)

Peoples Financial Services Corp. 2023 Equity Incentive Plan

(Full title of the plan)

Gerard A. Champi

President and Chief Executive Officer

Peoples Financial Services Corp.

30 E D Preate Drive

Moosic, Pennsylvania 18507

(Name and address of agent for service)

(570) 346-7741

(Telephone number, including area code, of agent for service)

With copies to:

Donald R. Readlinger, Esq.

Troutman Pepper Locke LLP

301 Carnegie Center, Ste. 400

Princeton, New Jersey 08540

Telephone: (609) 951-4164

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

Explanatory Note

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 148,304 shares of common stock, par value $2.00 per share, of Peoples Financial Services Corp., a Pennsylvania corporation (the “Registrant”), which may be issued to eligible participants under the Peoples Financial Services Corp. 2023 Equity Incentive Plan (the “2023 Plan”), as amended. On May 22, 2026, the Registrant’s shareholders approved an amendment to the 2023 Plan, as adopted by the board of directors, and on such date the amendment to the 2023 Plan became effective.

In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-272482) previously filed with the Securities and Exchange Commission (the “Commission”) with respect to the 2023 Plan on June 7, 2023, together with all exhibits filed therewith or incorporated therein by reference.

Part II — Information Required in the REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit
4.1	Peoples Financial Services Corp. Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Form 10-K filed with the Commission on March 17, 2014)
4.2	Articles of Amendment to the Articles of Incorporation of Peoples Financial Services Corp., effective as of May 19, 2020 (incorporated by reference to Exhibit 3.2 to registrant’s quarterly report on Form 10-Q filed with the Commission on August 10, 2020)
4.3	Third Amended and Restated Bylaws of Peoples Financial Services Corp., effective May 30, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed June 3, 2025).
5.1	Opinion of Troutman Pepper Locke LLP
23.1	Consent of Baker Tilly US, LLP
23.2	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)
99.1	Peoples Financial Services Corp. 2023 Equity Incentive Plan, as amended May 22, 2026 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 27, 2026)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Moosic, Commonwealth of Pennsylvania, on June 11, 2026.

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ Gerard A. Champi
Gerard A. Champi
President and Chief Executive Officer
Principal Executive Officer

By:	/s/ James M. Bone, Jr., CPA
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer
Principal Financial Officer

By:	/s/ Stephanie A. Westington, CPA
Stephanie A. Westington, CPA
Executive Vice President and Chief Accounting Officer
Principal Accounting Officer

POWERS OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Gerard A. Champi and James M. Bone, Jr., CPA, or either of them, as their true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments to this registration statement, registration statements filed pursuant to Rule 429 under the Securities Act, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated.

Name	Title	Date

/s/ William E. Aubrey II	Director and Chairman of the Board	June 11, 2026
William E. Aubrey II

/s/ Gerard A. Champi	President and Chief Executive Officer and Director	June 11, 2026
Gerard A. Champi	Principal Executive Officer

/s/ James M. Bone, Jr., CPA	Executive Vice President and Chief Financial Officer	June 11, 2026
James M. Bone, Jr., CPA	Principal Financial Officer

/s/ Stephanie A. Westington, CPA	Executive Vice President and Chief Accounting Officer	June 11, 2026
Stephanie A. Westington, CPA	Principal Accounting Officer

/s/ Sandra L. Bodnyk	Director	June 11, 2026
Sandra L. Bodnyk

/s/ William G. Bracey	Director	June 11, 2026
William G. Bracey

/s/ Joseph Coccia	Director	June 11, 2026
Joseph Coccia

/s/ William P. Conaboy	Director	June 11, 2026
William P. Conaboy

/s/ Joseph L. DeNaples	Director	June 11, 2026
Joseph L. DeNaples

/s/ Louis A. DeNaples	Director and Vice Chairman of the Board	June 11, 2026
Louis A. DeNaples

/s/ Keith W. Eckel	Director	June 11, 2026
Keith W. Eckel

/s/ Ronald G. Kukuchka	Director	June 11, 2026
Ronald G. Kukuchka

/s/Kathleen McCarthy Lambert	Director	June 11, 2026
Kathleen McCarthy Lambert

/s/ Richard S. Lochen, Jr.	Director	June 11, 2026
Richard S. Lochen, Jr.

/s/ Thomas J. Melone	Director	June 11, 2026
Thomas J. Melone

/s/ James B. Nicholas	Director	June 11, 2026
James B. Nicholas

/s/ Joseph T. Wright, Jr.	Director	June 11, 2026
Joseph T. Wright, Jr.